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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the use in this Registration Statement on Form S-4 of Sabine Oil & Gas Corporation of our report dated March 31, 2013, except with respect to our opinion on the consolidated financial statements in so far as it relates to the Restatement of Previously Issued Financial Statements as described in Note 2, as to which the date is March 31, 2014, relating to the financial statements of Sabine Oil & Gas LLC, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
January 21, 2015

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm